--------------------------------------------------------------------------------
                        CHASE MANHATTAN AUTO OWNER TRUST
                                  SERIES 1998-B
                         STATEMENT TO CERTIFICATEHOLDERS
--------------------------------------------------------------------------------
        PERIOD 12                                                   PAGE # 1
DETERMINATION: 9-Apr-99                                         Beginning 3/1/99
 DISTRIBUTION: 15-Apr-99                                          Ending 3/31/99
         TIME: 6/10/99 17:44

                   CLASS A-1 5.578% MONEY MARKET ASSET BACK
                   CLASS A-2 5.729% ASSET BACKED NOTES
                   CLASS A-3 5.750% ASSET BACKED NOTES
                   CLASS A-4 5.800% ASSET BACKED NOTES
                   CLASS B-1 6.050% ASSET BACKED CERTIFICATES

                        ORIG PRINCIPAL      BEG PRINCIPAL         PRINCIPAL        INTEREST           TOTAL          END PRINCIPAL
      CLASS                BALANCE             BALANCE          DISTRIBUTION     DISTRIBUTION      DISTRIBUTION         BALANCE
-----------------------------------------------------------------------------------------------------------------------------------
    A-1 Notes           $250,000,000.00              $0.00              $0.00            $0.00             $0.00              $0.00

    A-2 Notes           $200,000,000.00    $117,492,649.65     $30,772,568.77      $560,929.49    $31,333,498.26     $86,720,080.88

    A-3 Notes           $321,000,000.00    $321,000,000.00              $0.00    $1,538,125.00     $1,538,125.00    $321,000,000.00

    A-4 Notes           $282,800,000.00    $282,800,000.00              $0.00    $1,366,866.67     $1,366,866.67    $282,800,000.00

-----------------------------------------------------------------------------------------------------------------------------------
    NOTE TOTALS       $1,053,800,000.00    $721,292,649.65     $30,772,568.77    $3,465,921.16    $34,238,489.93    $690,520,080.88
-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
       B-1               $32,604,142.65     $32,604,142.65              $0.00      $164,379.22       $164,379.22     $32,604,142.65
-----------------------------------------------------------------------------------------------------------------------------------
CERTIFICATE TOTALS       $32,604,142.65     $32,604,142.65              $0.00      $164,379.22       $164,379.22     $32,604,142.65
-----------------------------------------------------------------------------------------------------------------------------------
      TOTALS          $1,086,404,142.65    $753,896,792.30     $30,772,568.77    $3,630,300.38    $34,402,869.15    $723,124,223.53
-----------------------------------------------------------------------------------------------------------------------------------

                          FACTOR INFORMATION PER $1,000

                         PRINCIPAL           INTEREST           END PRINCIPAL
      CLASS             DISTRIBUTION       DISTRIBUTION            BALANCE
-------------------------------------------------------------------------------
        A-1              0.00000000         0.00000000              0.00000000
                       --------------------------------------------------------
        A-2            153.86284385         2.80464745            433.60040440
                       --------------------------------------------------------
        A-3              0.00000000         4.79166667          1,000.00000000
                       --------------------------------------------------------
        A-4              0.00000000         4.83333335          1,000.00000000
-------------------------------------------------------------------------------
   Notes Totals         29.20152664         3.28897434            655.26673076
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
       B-1               0.00000000         5.04166669          1,000.00000000
-------------------------------------------------------------------------------
Certificate Totals       0.00000000         5.04166669          1,000.00000000
-------------------------------------------------------------------------------
      TOTALS            28.32515780         3.34157450            665.61254246
-------------------------------------------------------------------------------

                    IF THERE ARE ANY QUESTIONS OR COMMENTS,
                 PLEASE CONTACT THE ADMINISTRATOR LISTED BELOW

--------------------------------------------------------------------------------

                         KIM COSTA
                         THE CHASE MANHATTAN BANK - ASPG
                         450 WEST 33RD STREET, 15TH FLOOR
                         NEW YORK, NEW YORK 10001
                         (212) 946-3247

(Copyright) COPYRIGHT 1998, CHASE MANHATTAN BANK
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                        CHASE MANHATTAN AUTO OWNER TRUST
                                  SERIES 1998-B
                         STATEMENT TO CERTIFICATEHOLDERS
--------------------------------------------------------------------------------
        PERIOD 12                                                   PAGE #2
DETERMINATION: 9-Apr-99                                         Beginning 3/1/99
 DISTRIBUTION: 15-Apr-99                                          Ending 3/31/99
         TIME: 6/10/99 17:44

                                                                                                                      per $1000
                                                                                                                      ---------
Section 5.8 (iii)      Servicing Fee                                                            $628,247.33           0.57828142

Section 5.8 (iv)       Administration Fee                                                         $1,000.00           0.00092047

Section 5.8 (vi)       Pool Balance at the end of the Collection Period                     $723,124,223.53

Section 5.8 (vii)      Repurchase Amounts for Repurchased Receivable

                                                By Seller                                             $0.00
                                                By Servicer                                      $32,450.09
                                                TOTAL                                            $32,450.09

Section 5.8 (viii)     Realized Net Losses for Collection Period                                $397,687.50

Section 5.8 (ix)       Reserve Account Balance after Disbursement                            $21,693,726.71

Section 5.8 (x)        Specified Reserve Account Balance                                     $21,693,726.71

Section 5.8 (xi)       Total Distribution Amount                                             $36,323,055.46

                                                Servicing Fee                                   $628,247.33
                                                Administrative Fee                                $1,000.00
                                                Noteholders' Distribution Amount             $34,238,489.93
                                                Certificateholders' Distribution Amount        $ 164,379.22
                                                Deposit to Reserve Account                    $1,290,938.98

Section 5.8 (xii)      Noteholders' Distributable Amount

       -----------------------------------------------------------------------------------------------------------------------------
       Class      Principal        Interest         Total        Prin (per $1000/orig)  Int (per $1000/orig)  Total (per $1000/orig)
       -----------------------------------------------------------------------------------------------------------------------------
        A-1             $0.00           $0.00            $0.00          0.00000000          0.00000000             0.00000000
        A-2    $30,772,568.77     $560,929.49   $31,333,498.26        153.86284385          2.80464745           156.66749130
        A-3             $0.00   $1,538,125.00    $1,538,125.00          0.00000000          4.79166667             4.79166667
        A-4             $0.00   $1,366,866.67    $1,366,866.67          0.00000000          4.83333335             4.83333335
       -----------------------------------------------------------------------------------------------------------------------------
       Total   $30,772,568.77   $3,465,921.16   $34,238,489.93         29.20152664          3.28897434            32.49050098
       -----------------------------------------------------------------------------------------------------------------------------

Section 5.8 (xiii)     Certificateholders' Distributable Amount

       -----------------------------------------------------------------------------------------------------------------------------
       Class     Principal         Interest         Total        Prin (per $1000/orig)  Int (per $1000/orig)  Total (per $1000/orig)
       -----------------------------------------------------------------------------------------------------------------------------
        B-1         $0.00        $164,379.22      $164,379.22         0.00000000            5.04166669             5.04166669
       -----------------------------------------------------------------------------------------------------------------------------
       Total        $0.00        $164,379.22      $164,379.22         0.00000000            5.04166669             5.04166669
       -----------------------------------------------------------------------------------------------------------------------------

Section 5.8 (xiv)      Reserve Fund Transfer Amount               $ 1,290,938.98

(Copyright) COPYRIGHT 1998, CHASE MANHATTAN BANK
--------------------------------------------------------------------------------